UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 8, 2006

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

(1) Previous Independent Accountant

(i)

On November 8, 2006, the Registrant’s independent auditor, DeCoria, Maichel & Teague (DMT) was dismissed.

(ii)

DMT conducted the Registrant’s audits for the years ended February 28, 2006 and February 28, 2005. In those reports there were no adverse opinions or disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, with the exception of as statement regarding the uncertainty of the Registrant’s ability to continue as a going concern.

(iii)

The Board of Directors approved dismissing DMT based upon a resolution from the Audit Committee.

(iv)

During the audited fiscal years ended February 28, 2006 and February 28, 2005 and the subsequent interim period through the dismissal date, there were no disagreements with DMT on any matter of accounting principals, financial statement disclosure, or auditing scope or procedures.

(2) New Independent Accountants

Daybreak Oil and Gas, Inc. has engaged Malone & Bailey, PC of Houston, Texas as its independent auditors to provide the requisite audit services for the Company. This firm commenced its engagement effective November 8, 2006 as requested and approved by the Company’s Board of Directors. At the time of reporting there has been no need to consult the new independent auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii). The registrant did not consult with Malone & Bailey at any time prior to the engagement.

(b)

No conditions in paragraphs (b)(1) through (b)(3) of Item 304 exist to report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits:

16.1

Letter from former independent accountant in connection with the disclosure under Item 4 of this report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil and Gas, Inc.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, Chief Financial Officer

Date:     November 14, 2006